Exhibit 10.28.4

HealthSouth Corporation

PERFORMANCE SHARE UNIT AWARD

(Pursuant to the 2008 Equity Incentive Plan)

This Performance Share Unit Award (this "Award") granted in Birmingham, Alabama by HealthSouth Corporation, a Delaware corporation (the “Corporation”), pursuant to a Summary of Grant (the "Summary") delivered electronically with this Award to the person to whom the Award is granted ("Grantee"). The Summary, which specifies the Grantee, the date as of which the grant is made (the “Date of Grant”) and other specific details of the grant, and the acceptance of the Summary are incorporated herein by reference.

1.        GRANT OF AWARD. Upon the terms and conditions set forth herein and in the Corporation’s 2008 Equity Incentive Plan (the “Plan”), a copy of which has been made available to the Grantee electronically, the Corporation hereby grants to the Grantee an award of the number of performance share units (the “Performance Share Units”) set forth in the Summary. The Award is granted pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan as in effect on the Date of the Grant. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan. The Corporation and Grantee agree to be bound by all of the terms and conditions of the Plan, as amended from time to time in accordance with its terms.

The Performance Goals applicable to the Performance Share Units and the Performance Period are set forth in the Summary and incorporated by reference herein and made a part hereof. Depending upon the extent, if any, to which the Performance Goals have been achieved, and subject to compliance with the requirements of Section 2 below, each Performance Share Unit shall entitle the Grantee to receive, at such time as is determined in accordance with the provisions of Section 3 below, between 0 and 2 shares of fully paid, non-assessable shares of common stock, par value $0.01 per share, of the Corporation (the “Restricted Common Stock”). The Committee shall, as soon as practicable following the last day of the Performance Period, certify (i) the extent, if any, to which, each of the Performance Goals has been achieved with respect to the Performance Period and (ii) the number of shares of Restricted Common Stock, if any, which, subject to compliance with the requirements of Section 2, the Grantee shall be entitled to receive with respect to each Performance Share Unit (with such number of shares of Restricted Common Stock being hereafter referred to as the "Share Delivery Factor"). Such certification shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

2.	VESTING OF PERFORMANCE SHARE UNITS.

(a) The Performance Share Units are subject to forfeiture to the Corporation until they become nonforfeitable in accordance with this Section 2. Except as provided in the following sentence, the risk of forfeiture will lapse on all Performance Share Units, and all Performance Share Units shall thereupon become vested, only if the Grantee remains employed by the Corporation until the end of the Performance Period. Notwithstanding the foregoing, if the Grantee’s employment with the Corporation terminates by reason of death prior to the end of the Performance Period, the risk of forfeiture shall lapse on all Performance Share Units, and all Performance Share Units shall thereupon become vested on the date of death. The delivery of Restricted Common Stock with respect to such Performance Share Units shall be made following the conclusion of the Performance Period based upon the extent to which the Performance Goals have been achieved and as provided in Section 3 hereof.

(b) In the event that (i) the Corporation terminates the Grantee’s employment with the Corporation for any reason prior to the end of the Performance Period or (ii) the Grantee terminates employment with the Corporation for any reason (other than death) prior to such date, all Performance Share Units shall be cancelled and forfeited, effective as of the Grantee’s termination of employment.

3.	DELIVERY OF SHARES.

(a) Except as provided in the following subsection (b), a certificate in the number of whole shares of Restricted Common Stock (if any) equal to the product of (i) the number of vested Performance Share Units multiplied by (ii) the Share Delivery Factor (with such product rounded up to the next whole number) shall be registered in the name of the Grantee on the stock transfer books of the Corporation. However, any certificates issued with respect to Restricted Common Stock shall be held by the Corporation in escrow under the terms hereof. Restricted Common Stock and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in the Summary, so long as the Grantee is employed by or providing services to the Corporation as of the relevant date. Any Restricted Common Stock with respect to which the restrictions on transfer set forth in this Section 3 have lapsed shall be referred to hereunder as "vested Restricted Common Stock." In order to reflect the restrictions on disposition of the shares of Restricted Common Stock issued pursuant to this Agreement, the stock certificates for the shares of Restricted Common Stock issued pursuant to this Agreement will be endorsed with a restrictive legend, in substantially the following form:

"THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER (THE "RESTRICTIONS"), CONTAINED IN THE HEALTHSOUTH CORPORATION 2008 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND HEALTHSOUTH CORPORATION. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE APPLICABLE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL, VOID AND WITHOUT EFFECT."

Such legend shall be removed only on and after the date when the Restricted Shares have become vested Restricted Common Stock. The Participant shall be entitled to vote all Restricted

Common Stock, and shall be entitled to receive, free of all restrictions, ordinary cash dividends and dividends in the form of shares of Common Stock thereon if any. The Participant’s right to receive any extraordinary dividends or other distributions with respect to Restricted Common Stock prior to the shares becoming vested Restricted Common Stock shall be at the sole discretion of the Committee, but in the event of any such extraordinary dividends or distributions are paid to the holders of Common Stock, the Committee shall take such action as may be appropriate to preserve the value of, and prevent the unintended enhancement of the value of, the Restricted Common Stock.

(b) Notwithstanding the foregoing subsection (a), in the case of a Grantee who dies prior to the issuance of shares of Restricted Common Stock hereunder, the certificate (or the indicia of ownership, as the case may be) for such number of whole shares of Restricted Common Stock, as otherwise determined in accordance with the provisions of the foregoing sentence, shall be delivered (or provided, as the case may be) to the Grantee’s beneficiary or estate provided, that the beneficiary (or estate) has otherwise complied with the requirements of Section 8.

4.	TAX CONSEQUENCES.

(a) The Grantee acknowledges that the Corporation has not advised the Grantee regarding the Grantee’s income tax liability in connection with the grant or vesting of the Performance Share Units and the delivery of shares of Restricted Common Stock in connection therewith. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, and local and tax consequences of the grant and vesting of the Performance Share Units and the delivery of shares of Restricted Common Stock in connection therewith as contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. The Grantee understands that the Grantee (and not the Corporation) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b) The Grantee shall pay to the Corporation promptly upon request, and in any event, no later than at the time the Corporation determines that the Grantee will recognize taxable income in respect of the Performance Share Units, an amount equal to the taxes the Corporation determines it is required to withhold under applicable tax laws with respect to the Performance Share Units. Such payment shall be made in the form of (i) cash, (ii) shares of Common Stock already owned for at least six months, (iii) delivering to the Corporation a portion of the shares of Common Stock otherwise to be delivered to the Grantee with respect to the Performance Share Units sufficient to satisfy the minimum withholding required with respect thereto to the extent permitted by the Corporation, or (iv) in a combination of such methods, as irrevocably elected by the Grantee prior to the applicable tax due date with respect to the Performance Share Units.

5.	TRANSFERABILITY.

(a) Except as provided below, or except to the minimal extent required by law, the Performance Share Units are nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee, except by will or the laws of descent and distribution, and upon any such transfer, by will or the laws of descent and distribution (or upon such transfer required by law), the transferee shall hold such Performance Share Units subject to all the terms and conditions that were applicable to the Grantee immediately prior to such transfer.

(b)       Upon any transfer by will or the laws of descent and distribution (or upon any such transfer required by law), such transferee shall take the Performance Share Units and the shares delivered in connection therewith (the "Transferee Shares") subject to all the terms and conditions that were (or would have been) applicable to the Performance Share Units and the Transferee Shares immediately prior to such transfer.

6.         RIGHTS OF GRANTEE. Prior to the issuance, if any, of shares of Restricted Common Stock to the Grantee pursuant to the provisions of Section 3, the Grantee shall not have any rights of a shareholder of the Corporation on account of the Performance Share Units.

7.         UNFUNDED NATURE OF PERFORMANCE SHARE UNITS. The Corporation will not segregate any funds representing the potential liability arising under this Agreement. The Grantee’s rights in respect of this Agreement are those of an unsecured general creditor of the Corporation. The liability for any payment under this Agreement will be a liability of the Corporation and not a liability of any of its officers, directors or affiliates.

8.         SECURITIES LAWS. The Corporation may condition delivery of certificates for shares of Restricted Common Stock delivered for any vested Performance Share Units upon the prior receipt from the Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

9.         IMMEDIATE VESTING ON A CHANGE IN CONTROL. Notwithstanding anything to the contrary contained in this Agreement, all of the Performance Share Units issued to the Grantee pursuant to the Award shall become immediately vested in full upon the occurrence of a Change in Control, as this term is defined in the Plan. The delivery of shares of Common Stock with respect to such Performance Share Units shall be made as promptly as practicable following the conclusion of the Performance Period based upon the extent to which the Performance Goals have been achieved. With respect to Performance Objectives applicable to any Award for which the performance period is not complete, the Committee shall have the discretionary authority to determine whether, and if so, the extent to which, (1) the performance period or the Performance Objectives shall be deemed to be satisfied or waived following a Change in Control, and (2) the Performance Objectives shall be modified, adjusted or changed on account of the Change in Control.

10.       BINDING AGREEMENT. This Award shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee’s beneficiary or legal representatives, as the case may be.

11.       ENTIRE AGREEMENT. This Award contains the entire agreement of the parties with respect to the Performance Share Units granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

12.       ACCEPTANCE OF AGREEMENT. By accepting this Agreement electronically, including, without limitation, by electronic acceptance by e-mail, the Grantee confirms that the grant is in accordance with the Grantee’s understanding and agrees to the terms of this Award, the Summary, and the terms of the Plan, all as of the Date of Grant.

13.       ADMINISTRATION OF THE PLAN; INTERPRETATION OF THE PLAN AND THE AWARD. The Plan shall be administered by the Committee, pursuant to Section 5 of the Plan. Furthermore, the interpretation and construction of any provision of the Plan or of the Award by the Committee shall be final, conclusive and binding. In the event there is any inconsistency or discrepancy between the provisions of this Award and the provisions of the Plan, the provisions of the Plan shall prevail.

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